Exhibit 99.1

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 24, 2009	October 25, 2008
NET SALES:(1)
Product	$7,200	$8,635
Service	1,821	1,696

Total net sales	9,021	10,331

COST OF SALES:
Product	2,486	2,981
Service	647	669

Total cost of sales	3,133	3,650

GROSS MARGIN	5,888	6,681
OPERATING EXPENSES:
Research and development	1,224	1,406
Sales and marketing	1,995	2,283
General and administrative	440	395
Amortization of purchased intangible assets	105	112
In-process research and development	—	3

Total operating expenses	3,764	4,199

OPERATING INCOME	2,124	2,482
Interest income, net	54	195
Other income (loss), net	61	(72)

Interest and other income, net	115	123

INCOME BEFORE PROVISION FOR INCOME TAXES	2,239	2,605
Provision for income taxes	452	404

NET INCOME	$1,787	$2,201

Net income per share:
Basic	$0.31	$0.37

Diluted	$0.30	$0.37

Shares used in per-share calculation:
Basic	5,767	5,881

Diluted	5,871	5,972

(1)	In October 2009, the Financial Accounting Standards Board issued new accounting guidance related to revenue recognition. Cisco elected to adopt this accounting guidance early on a prospective basis for transactions originating or materially modified in the first quarter of fiscal 2010. Net sales for the three months ended October 24, 2009 were approximately $50 million higher than the net sales that would have been recorded under the previous accounting guidance.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 24, 2009	July 25, 2009
ASSETS
Current assets:
Cash and cash equivalents	$4,774	$5,718
Investments	30,591	29,283
Accounts receivable, net of allowance for doubtful accounts of $216 at October 24, 2009 and July 25, 2009	3,159	3,177
Inventories	1,089	1,074
Deferred tax assets	2,205	2,320
Other current assets	2,879	2,605

Total current assets	44,697	44,177
Property and equipment, net	3,976	4,043
Goodwill	12,942	12,925
Purchased intangible assets, net	1,552	1,702
Other assets	5,513	5,281

TOTAL ASSETS	$68,680	$68,128

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$729	$675
Income taxes payable	97	166
Accrued compensation	2,263	2,535
Deferred revenue	6,397	6,438
Other current liabilities	3,676	3,841

Total current liabilities	13,162	13,655
Long-term debt	10,273	10,295
Income taxes payable	1,755	2,007
Deferred revenue	2,874	2,955
Other long-term liabilities	590	539

Total liabilities	28,654	29,451
Shareholders’ equity	40,026	38,677

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$68,680	$68,128

Certain reclassifications have been made to prior period amounts to conform to the current period’s presentation.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	October 24, 2009	October 25, 2008
Cash flows from operating activities:
Net income	$1,787	$2,201
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other noncash items	429	393
Share-based compensation expense	321	304
Provision for doubtful accounts	4	17
Deferred income taxes	93	26
Excess tax benefits from share-based compensation	(21)	(17)
In-process research and development	—	3
Net (gains) losses on investments	(47)	70
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	38	453
Inventories	(8)	8
Lease receivables, net	(100)	(65)
Accounts payable	52	(35)
Income taxes payable	(291)	(83)
Accrued compensation	(313)	(197)
Deferred revenue	(160)	(2)
Other assets	(186)	(405)
Other liabilities	(110)	47

Net cash provided by operating activities	1,488	2,718

Cash flows from investing activities:
Purchases of investments	(9,537)	(12,461)
Proceeds from sales of investments	2,769	6,833
Proceeds from maturities of investments	5,664	3,509
Acquisition of property and equipment	(160)	(361)
Acquisition of businesses, net of cash and cash equivalents acquired	—	(288)
Change in investments in privately held companies	(32)	(11)
Other	43	(60)

Net cash used in investing activities	(1,253)	(2,839)

Cash flows from financing activities:
Issuance of common stock	634	224
Repurchase of common stock	(1,869)	(1,002)
Excess tax benefits from share-based compensation	21	17
Other	35	(112)

Net cash used in financing activities	(1,179)	(873)

Net decrease in cash and cash equivalents	(944)	(994)
Cash and cash equivalents, beginning of period	5,718	5,191

Cash and cash equivalents, end of period	$4,774	$4,197

Certain reclassifications have been made to prior period amounts to conform to the current period’s presentation.